Exhibit 10.20

                                     FORM OF

                        ADMINISTRATIVE SERVICES AGREEMENT


         THIS ADMINISTRATIVE SERVICES AGREEMENT (the "Agreement") is made effective as of the ___ day of _______, 1998 by and between Hersha Hospitality Trust, a Maryland real estate investment trust (the "Company"), and Hersha Hospitality Management, L.P., a Pennsylvania limited partnership (the "Provider").

                                    RECITALS

      A. The Company is a publicly-traded real estate investment trust.

      B. As a publicly-traded company, the Company needs certain accounting and administrative services to be performed in order to comply with the various federal regulatory requirements.

      C. The Company desires that the Provider provide certain services with respect to the Company's accounting and administrative requirements.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

               1. Appointment and Term. The Company hereby appoints the Provider to render accounting and administrative services for the Company as herein contemplated. The term of this Agreement shall begin on the date hereof and shall continue until terminated by either party by thirty (30) days' written notice.

               2. Obligations.  The Provider shall have the obligation to:

                             (i) provide accounting services, including the preparation and submittal of all reports required by the United States Securities and Exchange Commission and [the American Stock Exchange];

                             (ii)   prepare and tally proxy statements;

                             (iii)  prepare the Company's monthly income
         statements;

                             (iv) prepare all obligations, bills and checks of the Company;

                             (v) provide administrative services, including preparing and announcing press releases and handling investor relation services, such as meetings with analysts and reporters; and

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                             (vi)   negotiate with financial institutions for
         financial services and other items such as debt terms and treasury duties.

              3. Fee. For services to be performed under this Agreement, the Company shall pay the Provider a fee in the amount of Fifty-five Thousand Dollars ($55,000) per year (which shall be designated as an annual salary for the Chief Financial Officer of the Provider) plus $10,000 per year for each hotel owned by the Company, which shall be payable monthly in equal installments by the tenth day following the month in which such services are performed. With respect to additional hotels acquired by the Company subsequent to the date of the Agreement, the Company shall pay the applicable fee pro rata based upon when such hotel is purchased.

              4. Burden and Benefit. The covenants and agreements contained herein shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto. Neither party may assign this Agreement without the consent of the other party.

              5. Severability of Provisions. Each provision of this Agreement shall be considered severable, and if for any reason any provision that is not essential to the effectuation of the basic purposes of the Agreement is determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those provisions of this Agreement that are valid.

              6. No Continuing Waiver. The waiver of either party of any breach of this Agreement shall not operate or be construed to be a waiver of any subsequent breach.

              7. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Pennsylvania, without regard to principles of conflicts of laws.

              8. Binding Agreement. This Agreement shall be binding on the parties hereto, and their heirs, executors, personal representatives, successors and assigns.

              9. Headings. All section headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section.

             10. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, the singular shall include the plural, and vice versa as the context may require.

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         IN WITNESS WHEREOF,  the parties have executed this Agreement as of the date first written above.

WITNESS:                          COMPANY:

                                  HERSHA HOSPITALITY TRUST



                                  By: _____________________________________
                                            Name:     Hasu P. Shah
                                            Title:    President

                                  PROVIDER:

                                  HERSHA HOSPITALITY MANAGEMENT, L.P.

                                  By: _____________________, its General Partner


                                  By: ____________________________________
                                            Name:
                                            Title:  President

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